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                                                                       EXHIBIT 6


                         LIMITED IRREVOCABLE PROXY


      THIS LIMITED IRREVOCABLE PROXY (this "PROXY"), dated February 10, 1995 is entered into among PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, PRUCO LIFE INSURANCE COMPANY, an Arizona corporation, and PRUSUPPLY, INC., a Delaware corporation (collectively, "PRUDENTIAL"), and LG&E ENERGY CORP., INC., a Kentucky corporation ("LG&E").

      WHEREAS, LG&E, Carousel Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of LG&E ("CAROUSEL"), and Hadson Corporation, a Delaware corporation ("HADSON"), have entered into an Agreement and Plan of Merger of even date herewith to effect a merger of Carousel with and into Hadson (the "MERGER");

      NOW, THEREFORE, Prudential hereby irrevocably designates LG&E, for and on behalf of Prudential and in its name, place and stead, as Prudential's true and lawful proxy and attorney-in-fact to attend any annual or special meeting of the stockholders (the "STOCKHOLDERS") of Hadson at which the Merger or an Amendment (as defined below) will be voted on by the Stockholders and to vote, or act by written consent in lieu of a vote or meeting, (i) any and all shares of common stock, par value $.01 per share, of Hadson ("COMMON STOCK") that Prudential may own, or otherwise have the power to vote or to direct the vote, during the term of this Proxy in such manner as to cause the Merger to be approved, and (ii) to vote, or act by written consent in lieu of a vote or meeting, any and all shares of Junior Exercisable Automatically Convertible Preferred Stock, Series B of Hadson ("JUNIOR PREFERRED") that Prudential may own during the term of this Proxy in such manner as to approve any proposed amendment (an "AMENDMENT") that would increase or decrease the aggregate number of shares of Junior Preferred, increase or decrease the par value of the shares of Junior Preferred, or alter or change the powers, preferences, or special rights of the shares of Junior Preferred so as to affect them adversely; provided, however, that the foregoing designation by Prudential of LG&E as Prudential's attorney-in-fact and proxy (the "DESIGNATION") is solely for the limited purposes of permitting LG&E to vote, or to act by written consent in lieu of a vote or meeting, (i) such shares of Common Stock in favor of the Merger and (ii) such shares of Junior Preferred in favor of any proposed Amendment, and the Designation may be exercised or otherwise utilized by LG&E only if Prudential fails or refuses to vote its shares of Common Stock and Junior Preferred in favor of the Merger and an Amendment, if any, respectively, at such meeting, or to act by written consent in favor of the Merger and an Amendment, if any, in lieu of a meeting or vote.

      The term of this Proxy shall commence on the date hereof and shall end on June 30, 1995, or such later date, not beyond December 31, 1995, to which any vote on the Merger or an Amendment may be extended; provided, however, that this Proxy shall terminate automatically upon any termination of the Securities Purchase Agreement dated as of February 10, 1995 among Prudential, LG&E and Carousel.



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      IN WITNESS WHEREOF, the parties have executed this Proxy and caused the same to be duly delivered on their behalf as of the date first written above.

                                    THE PRUDENTIAL INSURANCE COMPANY OF AMERICA


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:   Vice President


                                    PRUCO LIFE INSURANCE COMPANY


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:   Vice President


                                    PRUSUPPLY, INC.


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:   Vice President